UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2025

MILL CITY VENTURES III, LTD.
(Exact name of registrant as specified in its charter)

Minnesota	001-41472	90-0316651
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

(Address of principal executive offices)

(952) 479-1923

(Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective January 7, 2025, Mill City Ventures III, Ltd. and Mustang Funding, LLC entered into an amendment to their Fourth Short-Term Loan Agreement and related $10 million principal amount Fourth Short-Term Promissory Note, dated September 29, 2023 (as earlier amended on April 29, 2024, November 18, 2024 and December 18, 2024). The new amendment extends the stated maturity date of the loan and note to January 21, 2025. A copy of the amendment is being filed as an exhibit to this report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 19, 2024, Mill City Ventures III, Ltd. held its 2024 annual meeting of shareholders. At that meeting, the final voting results for the proposal to elect five members to the Board of Directors to serve for a one-year term were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Lyle A. Berman	3,194,378	0	9,734	0
Joseph A. Geraci, II	3,194,428	0	9,684	0
Howard P. Liszt	3,191,167	0	12,945	0
Douglas M. Polinsky	3,198,037	0	6,075	0
Laurence S. Zipkin	3,194,378	0	9,734	0

Mill City Ventures III, Ltd. prepared and provided instructions to file a current report detailing the above-indicated voting results on December 20, 2024 (and notified Nasdaq of the same), but a miscommunication with the company’s financial printer prevented the filing from being submitted.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Ex. No.	Description

10.1	Amendment No. 4 to Short-Term Loan Agreement and Short-Term Promissory Note, between Mill City Ventures III, Ltd., and Mustang Funding, LLC, dated effective January 7, 2025

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILL CITY VENTURES III, LTD.

Date: January 7, 2025	By:	/s/ Joseph A. Geraci, II
Joseph A. Geraci, II
Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 4 to Short-Term Loan Agreement and Short-Term Promissory Note, between Mill City Ventures III, Ltd., and Mustang Funding, LLC, dated effective January 7, 2025 (filed herewith)

4